MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB1-A of Setchfield Resources Inc, of our report dated February 9, 2007 on our audit of the financial statements of Setchfield Resources Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows from inception November 17, 2003, through December 31, 2006 and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

   Moore & Associates Chartered
   Las Vegas, Nevada
   February 09, 2007.